SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)  November 18, 2003
                                                       -----------------


                            CBR Brewing Company, Inc.
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               (Exact name of Registrant as Specified in Charter)


    British Virgin Islands           33-26617A
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(State of Other Jurisdiction        (Commission          (IRS Employer
     of Incorporation)              File Number)       Identification No.)


                     23/F., Hang Seng Causeway Bay Building
                    28 Yee Wo Street, Causeway Bay Hong Kong
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code     (852) 2866-2301


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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.   OTHER EVENTS.

     Pursuant to a Manufacturing License Agreement dated September 5, 2003 (the "IUP License Agreement") between Pabst Brewing Company ("Pabst") and Inno Up Limited ("IUL"), an affiliate of the Zhaoqing City Lan Wei Alcoholic Beverage (Holdings) Limited, the largest shareholder of CBR Brewing Company, Inc. (the "Company") Pabst granted to IUL the exclusive right to produce, market and distribute Pabst beer in China (excluding Hong Kong) with the right to sub-license. The initial term is ten years with the right of IUL to extend for two additional ten-year terms (subject to meeting certain minimum manufacturing and royalty requirements). The IUL License Agreement provides for minimum annual royalties and production requirements. The IUL License Agreement became effective as of November 18, 2003. IUL has entered into sub-license agreements with the Company's brewery affiliates, Noble Brewery and Zhaoqing Brewery, and the marketing company owned by the breweries, with respect to the continued manufacture, distribution and sale of Pabst beer in China.


ITEM 7.   FINANCIAL STATEMENT, PRO FORM FINANCIAL INFORMATION AND EXHIBITS.

          c.   Exhibits:

               A list of exhibits required to be filed as part of this report is set forth in the Index to Exhibits, which immediately precedes such exhibits, and is incorporated herein by reference.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CBR BREWING, INC.


Date:  December 22, 2003             By /s/ Da-Qing Zheng
                                        ----------------------------------------
                                     Name: Da-Qing Zheng
                                     Title: Chief Executive Officer


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                                INDEX TO EXHIBITS

Exhibit Number  Description

10.1 Manufacturing License Agreement dated September 5, 2003 between Pabst Brewing Company and Inno Up Limited

10.2 Manufacturing Sub-License Agreement between Inno Up Limited and Zhaoqing Blue Ribbon Brewery Limited

10.3 Manufacturing Sub-License Agreement between Inno Up Limited and Zhaoqing Blue Ribbon Brewery High Worth Limited

10.4 Marketing and Distribution Sub-License Agreement between Inno Up Limited and Blue Ribbon Beer Marketing Company Limited


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